Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, April 28, 2010...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the first quarter ended March 31, 2010. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2010 (as compared to the same quarterly period in 2009):
● Revenue increased to $83.3 million as compared to $82.5 million
● FFO available to common stockholders was unchanged at $46.7 million
● FFO per share was unchanged at $0.45
● AFFO per share was unchanged at $0.46
● Net income available to common stockholders per share was unchanged at $0.23
● Portfolio occupancy was 96.7%
● Same store rents increased 0.8% to $80.6 million
● Dividends paid per common share increased 0.9%
● The monthly dividend increased for the 50th consecutive quarter to an annualized amount of $1.71975 per share
● Invested $27.7 million in eight new properties

Financial Results

Revenue
Realty Income’s revenue, for the quarter ended March 31, 2010, increased 1.0% to $83.3 million as compared to $82.5 million for the same quarter in 2009.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended March 31, 2010, was $24.1 million as compared to $24.0 million for the same quarter in 2009. Net income per share for the quarter was unchanged at $0.23 as compared to the same quarter in 2009.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the first quarter of 2010, income from continuing operations available to common stockholders per share was unchanged at $0.23 as compared to the same quarter in 2009.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended March 31, 2010, was unchanged at $46.7 million as compared to the same quarter in 2009. FFO per share, for the quarter ended March 31, 2010, was unchanged at $0.45 as compared to the same quarter in 2009.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended March 31, 2010, was $47.6 million as compared to $47.7 million for the same quarter in 2009. AFFO per share, for the quarter ended March 31, 2010, was unchanged at $0.46 as compared to the same quarter in 2009. Detailed information regarding AFFO can be found in the Company’s March 31, 2010 Form 10-Q.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance as they are based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO and AFFO are alternative, non-GAAP measures that are also considered to be good indicators of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue. See reconciliation of net income available to common stockholders to FFO and AFFO on page 6.

Dividend Information
In March 2010, Realty Income announced the 50th consecutive quarterly increase, which is the 57th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of March 31, 2010, was $1.71975 per share. The amount of the monthly dividends paid during the quarter increased 0.9% to $0.429 per share from $0.425 per share compared to the same quarter in 2009. Through March 31, 2010, the Company has paid 476 consecutive monthly dividends.

Real Estate Portfolio Update

As of March 31, 2010, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,344 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.0 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2010, portfolio occupancy was 96.7% with 77 properties available for lease out of a total of 2,344 properties in the portfolio.

Rent Increases
During the quarter ended March 31, 2010, same store rents on 2,193 properties under lease increased 0.8%, as compared to the same quarter in 2009.

Property Acquisitions
During the first quarter of 2010, Realty Income invested $27.7 million in eight new properties. The new properties are located in six states and are 100% leased with an initial average lease term of 18.2 years and an initial average lease yield of 9.0%.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of March 31, 2010, the outstanding balance on the Company’s acquisition credit facility was $39.9 million, and $315.1 million was available to fund new property acquisitions.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2010. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended March 31, 2010, Realty Income sold three properties for $1.8 million, which resulted in a gain on sales of $703,000.

Other Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the first quarter of 2010. At March 31, 2010, Crest’s property inventory consisted of three properties valued at $3.8 million.  During the first quarter of 2010 and 2009, Crest did not contribute to Realty Income’s FFO per share.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We continue to realize steady performance in our property portfolio and in our business operations that support the continued payment of monthly dividends to our shareholders. Our focus during the first quarter was to continue to maintain a high level of portfolio occupancy while continuing to ramp up our property acquisition efforts.”

“During the quarter we reviewed numerous acquisition opportunities and purchased eight properties for $27.7 million that met our investment criteria. We continue to see attractive acquisition opportunities in the marketplace and anticipate that acquisitions will accelerate over the balance of the year. Furthermore, we have ample access to capital via our $355 million credit facility and other permanent capital, which should allow us to easily fund acquisitions. In addition, our recently announced hiring of John P. Case, as our Executive Vice President and Chief Investment Officer, and our plan to add staff in our acquisition and research departments, should allow us to pursue additional acquisition activity over the course of the year.”

“We are also pleased that portfolio occupancy continues to remain high at 96.7%. Portfolio occupancy has been maintained at a very high level even though there have been significant challenges in the retail environment. Over the last two years we have dealt with a number of retailers that have experienced operational and financial challenges and our portfolio management team has continued to do a great job of handling the re-leasing of any vacant properties. While a few of our tenants continue to address these challenges, we have recently seen firming in the majority of our tenants’ sales, and we would anticipate that occupancy should remain at or above the 96% level, absent any unforeseen events during the rest of the year.”

“Last, but not least, our solid operating performance allowed us to once again increase the amount of the dividend during the first quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends to our shareholders.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2010 Estimates
Management estimates that FFO per share for 2010 should range from $1.86 to $1.92, which represents annual FFO per share growth of approximately 1.1% to 4.3%, as compared to 2009 FFO per share of $1.84. FFO for 2010 is based on an estimated net income per share range of $1.02 to $1.08, plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.88 and reduced by potential gain on sales of investment properties of $0.04 per share.

Management notes that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company’s future results. For example, new property acquisition levels could vary depending on the number and timing of opportunities, capitalization rates and the availability of attractively priced permanent financing.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2010, the Company had paid 476 consecutive monthly dividends throughout its 41-year operating history. The monthly income is supported by the cash flows from 2,344 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is a buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2010 and 2009
(dollars in thousands, except per share amounts)

	2010	2009
REVENUE
Rental	$83,159	$81,778
Other	106	754
Total revenue	83,265	82,532

EXPENSES
Depreciation and amortization	23,255	22,763
Interest	21,395	21,410
General and administrative	6,711	5,950
Property	2,176	2,140
Income taxes	277	303
Total expenses	53,814	52,566
Income from continuing operations	29,451	29,966
Income from discontinued operations:
Real estate acquired for resale by Crest	206	(125)
Real estate held for investment	548	243
Total income from discontinued operations	754	118

Net income	30,205	30,084
Preferred stock cash dividends	(6,063)	(6,063)
Net income available to common stockholders	$24,142	$24,021

Funds from operations available to common stockholders (FFO)	$46,652	$46,734

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.23	$0.23
Net income: Basic and diluted	$0.23	$0.23

FFO, basic and diluted
FFO before Crest contribution	$0.45	$0.45
Crest Net Lease	$0.00	$0.00
Total FFO	$0.45	$0.45

Cash dividends paid	$0.429	$0.425

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/10	Three Months Ended 3/31/09

Net income available to common stockholders	$24,142	$24,021
Depreciation and amortization:
Continuing operations	23,255	22,763
Discontinued operations	36	229
Depreciation of furniture, fixtures & equipment	(78)	(81)
Gain on sales of investment properties, discontinued operations	(703)	(198)

Funds from operations available to common stockholders	$46,652	$46,734

FFO per common share, basic and diluted	$0.45	$0.45

Dividends paid to common stockholders	$44,764	$44,362

FFO in excess of dividends paid to common stockholders	$1,888	$2,372

Weighted average number of common shares used for computation per share:
Basic	103,606,241	103,439,114
Diluted	103,686,440	103,445,044

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue.

	Three Months Ended 3/31/10	Three Months Ended 3/31/09

Net income available to common stockholders	$24,142	$24,021
Cumulative adjustments to calculate FFO(1)	22,510	22,713

FFO available to common stockholders	46,652	46,734
Amortization of share-based compensation	1,761	1,397
Amortization of deferred note financing costs(2)	341	341
Provisions for impairment	34	311
Capitalized leasing costs and commissions	(292)	(406)
Capitalized building improvements	(643)	(441)
Straight-line rent revenue(3)	(238)	(261)

Total AFFO available to common stockholders	$47,615	$47,675

AFFO per common share, basic and diluted	$0.46	$0.46

Distributions paid to common stockholders	$44,764	$44,362

AFFO in excess of distributions paid to common stockholders	$2,851	$3,313

(1)	See FFO for reconciling items.
(2)
Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in January 1999, March 2003, November 2003, March 2005, September 2005, September 2006 and September 2007. These costs are being amortized over the lives of these notes. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	A negative amount indicates that our straight-line rent revenue was greater than our actual cash rent collected.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended March 31,	2010	2009	2008	2007	2006

Net income available to common stockholders	$24,142	$24,021	$23,698	$30,260	$22,537
Depreciation and amortization	23,213	22,911	22,896	18,085	13,515
Gain on sales of investment properties	(703)	(198)	(657)	(1,806)	(752)

Total FFO	$46,652	$46,734	$45,937	$46,539	$35,300

Total FFO per diluted share	$0.45	$0.45	$0.46	$0.46	$0.42

Total FFO	$46,652	$46,734	$45,937	$46,539	$35,300
Add (less) FFO contributed by Crest	(206)	125	194	(1,748)	(879)

FFO before Crest contribution	$46,446	$46,859	$46,131	$44,791	$34,421

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.45	$0.46	$0.45	$0.41
Crest FFO contribution	$0.00	$0.00	$0.00	$0.02	$0.01

Total FFO	$0.45	$0.45	$0.46	$0.46	$0.42

Cash dividends paid per share	$0.429	$0.425	$0.410	$0.380	$0.349
Diluted shares outstanding	103,686,440	103,445,044	100,365,576	100,276,300	83,412,391

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2010 and December 31, 2009
(dollars in thousands, except per share amounts)

	2010	2009
ASSETS
Real estate, at cost:
Land	$1,176,915	$1,169,295
Buildings and improvements	2,286,259	2,270,161
Total real estate, at cost	3,463,174	3,439,456
Less accumulated depreciation and amortization	(651,841)	(630,840)
Net real estate held for investment	2,811,333	2,808,616
Real estate held for sale, net	10,156	8,266
Net real estate	2,821,489	2,816,882
Cash and cash equivalents	849	10,026
Accounts receivable, net	9,517	10,396
Goodwill	17,206	17,206
Other assets, net	56,642	60,277
Total assets	$2,905,703	$2,914,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,983	$16,926
Accounts payable and accrued expenses	19,400	38,445
Other liabilities	11,981	16,807
Line of credit payable	39,900	4,600
Notes payable	1,350,000	1,350,000
Total liabilities	1,438,264	1,426,778

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,400,957 and 104,286,705 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	1,629,346	1,629,237
Distributions in excess of net income	(499,697)	(479,018)
Total stockholders’ equity	1,467,439	1,488,009
Total liabilities and stockholders’ equity	$2,905,703	$2,914,787

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
YTD Q1 2010	5.6%	20.1%	3.9%	10.0%	2.6%	4.8%	1.9%	5.4%	0.8%	5.7%
Compounded Average Annual Total Return(5)		17.7%		10.1%		9.2%		8.1%		7.7%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source: Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through March 31, 2010, and assuming reinvestment of dividends, except for NASDAQ.  Past performance does not guarantee future  performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended March 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004
Apparel stores	1.1%	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%
Automotive collision services	1.1	1.1	1.0	1.1	1.3	1.3	1.0
Automotive parts	1.4	1.5	1.6	2.1	2.8	3.4	3.8
Automotive service	4.7	4.8	4.8	5.2	6.9	7.6	7.7
Automotive tire services	6.6	6.9	6.7	7.3	6.1	7.2	7.8
Book stores	0.2	0.2	0.2	0.2	0.2	0.3	0.3
Business services	*	*	*	0.1	0.1	0.1	0.1
Child care	6.8	7.3	7.6	8.4	10.3	12.7	14.4
Consumer electronics	0.6	0.7	0.8	0.9	1.1	1.3	2.1
Convenience stores	17.1	16.9	15.8	14.0	16.1	18.7	19.2
Crafts and novelties	0.3	0.3	0.3	0.3	0.4	0.4	0.5
Distribution and office	1.0	1.0	1.0	0.6	--	--	--
Drug stores	4.2	4.3	4.1	2.7	2.9	2.8	0.1
Entertainment	1.3	1.3	1.2	1.4	1.6	2.1	2.3
Equipment rental services	0.2	0.2	0.2	0.2	0.2	0.4	0.3
Financial services	0.2	0.2	0.2	0.2	0.1	0.1	0.1
General merchandise	0.8	0.8	0.8	0.7	0.6	0.5	0.4
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.7	0.8
Health and fitness	6.8	5.9	5.6	5.1	4.3	3.7	4.0
Home furnishings	1.4	1.3	2.4	2.6	3.1	3.7	4.1
Home improvement	1.9	1.9	1.9	2.1	3.4	1.1	1.0
Motor vehicle dealerships	2.6	2.7	3.1	3.1	3.4	2.6	0.6
Office supplies	0.9	1.0	1.0	1.1	1.3	1.5	1.6
Pet supplies and services	0.9	0.9	0.8	0.9	1.1	1.3	1.4
Private education	0.8	0.9	0.8	0.8	0.8	0.8	1.1
Restaurants	21.9	21.3	21.8	21.2	11.9	9.4	9.7
Shoe stores	--	--	--	--	--	0.3	0.3
Sporting goods	2.5	2.6	2.3	2.6	2.9	3.4	3.4
Theaters	9.1	9.2	9.0	9.0	9.6	5.2	3.5
Travel plazas	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Video rental	1.0	1.0	1.1	1.7	2.1	2.5	2.8
Other	1.7	1.8	1.9	2.3	2.7	3.0	3.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at March 31, 2010
L.A. Fitness	6.1%	Boston Market	3.1%
Hometown Buffet	6.0%	Couche-Tard/Circle K	3.0%
Kerasotes Showplace Theatres	5.3%	NPC International/Pizza Hut	2.6%
The Pantry	4.3%	FreedomRoads/Camping World	2.6%
Friendly’s Ice Cream	4.0%	KinderCare Learning Centers	2.5%
Rite Aid	3.4%	Regal Cinemas	2.3%
La Petite Academy	3.3%	Sports Authority	2.0%
TBC Corporation	3.1%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,257 net leased, single-tenant retail properties as of March 31, 2010 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended March 31, 2010(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2010	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2010	% of Total Rental Revenue
2010	118	$2,418	3.0%	36	$880	1.1%	82	$1,538	1.9%
2011	120	3,732	4.6	65	2,500	3.1	55	1,232	1.5
2012	130	2,975	3.7	78	1,919	2.4	52	1,056	1.3
2013	144	5,011	6.2	99	4,002	5.0	45	1,009	1.2
2014	105	3,361	4.2	60	2,380	3.0	45	981	1.2
2015	130	3,415	4.2	92	2,636	3.2	38	779	1.0
2016	115	2,087	2.6	112	2,010	2.5	3	77	0.1
2017	50	1,853	2.3	40	1,653	2.0	10	200	0.3
2018	42	1,894	2.3	34	1,666	2.0	8	228	0.3
2019	98	5,129	6.3	92	4,714	5.8	6	415	0.5
2020	82	3,283	4.1	75	3,096	3.8	7	187	0.3
2021	177	7,566	9.4	176	7,511	9.3	1	55	0.1
2022	100	2,939	3.6	99	2,891	3.5	1	48	0.1
2023	250	8,407	10.4	248	8,334	10.3	2	73	0.1
2024	62	2,111	2.6	62	2,111	2.6	--	--	--
2025-2043	534	24,696	30.5	522	24,464	30.2	12	232	0.3
Totals	2,257	$80,877	100.0%	1,890	$72,767	89.8%	367	$8,110	10.2%

(1)	Excludes ten multi-tenant properties and 77 vacant unleased properties. The lease expirations for properties under construction are based on the estimated date of completion of those properties.
(2)
Includes rental revenue of $104 from properties reclassified to discontinued operations and excludes revenue of $2,386 from ten multi-tenant properties and from 77 vacant  and unleased properties at March 31, 2010.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of March 31, 2010 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2010(1)	Percentage of Rental Revenue
Alabama	63	97%	425,300	$1,814	2.2%
Alaska	2	100	128,500	277	0.3
Arizona	80	99	395,800	2,495	3.0
Arkansas	17	94	92,400	379	0.5
California	66	97	1,223,500	4,363	5.2
Colorado	51	96	471,500	1,796	2.2
Connecticut	24	100	276,600	1,191	1.4
Delaware	17	100	33,300	432	0.5
Florida	166	93	1,426,700	6,588	7.9
Georgia	132	96	916,800	3,848	4.6
Hawaii	--	--	--	--	--
Idaho	12	100	80,700	308	0.4
Illinois	85	98	1,008,800	5,026	6.0
Indiana	82	95	729,300	3,236	3.9
Iowa	21	100	290,600	1,015	1.2
Kansas	33	85	573,200	1,146	1.4
Kentucky	22	100	110,600	681	0.8
Louisiana	32	100	184,900	904	1.1
Maine	3	100	22,500	161	0.2
Maryland	28	100	266,600	1,604	1.9
Massachusetts	64	98	575,400	2,572	3.1
Michigan	52	98	257,300	1,272	1.5
Minnesota	20	100	389,000	1,547	1.9
Mississippi	71	96	347,600	1,467	1.8
Missouri	62	95	640,100	2,180	2.6
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	504	0.6
Nevada	14	100	153,300	757	0.9
New Hampshire	14	100	109,900	584	0.7
New Jersey	33	100	261,300	1,937	2.3
New Mexico	9	100	58,400	190	0.2
New York	40	93	502,300	2,375	2.9
North Carolina	95	98	538,300	2,868	3.4
North Dakota	6	100	36,600	62	0.1
Ohio	136	95	845,500	3,331	4.0
Oklahoma	24	100	137,400	587	0.7
Oregon	18	94	297,300	838	1.0
Pennsylvania	98	99	677,200	3,512	4.2
Rhode Island	3	100	11,000	58	0.1
South Carolina	99	100	372,500	2,228	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	133	97	621,800	2,931	3.5
Texas	215	97	2,292,000	8,470	10.2
Utah	4	100	25,200	93	0.1
Vermont	4	100	12,700	126	0.2
Virginia	104	97	637,100	3,421	4.1
Washington	36	92	286,200	953	1.1
West Virginia	2	100	23,000	121	0.2
Wisconsin	21	90	252,700	819	1.0
Wyoming	1	100	5,400	18	*
Totals/Average	2,344	97%	19,275,300	$83,263	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at March 31, 2010, including revenue from properties reclassified to discontinued operations of $104.